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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 17, 2002

Commission file number: 0-22732

PACIFIC CREST CAPITAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	95-4437818 (I.R.S. employer identification number)
30343 Canwood Street Agoura Hills, California (Address of principal executive offices)	91301 (Zip Code)

(818) 865-3300
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 5. Other Events.

        On October 17, 2002, Pacific Crest Capital, Inc., a Delaware corporation (the "Registrant"), announced that its Board of Directors had approved a 2-for-1 split of its common stock, to be effected in the form of a 100 percent stock dividend. Shareholders will receive one additional share of common stock for each share that they hold on the record date of October 30, 2002. The Company's stock transfer agent, Computershare Investor Services, LLC, will distribute the additional shares on November 12, 2002, and the shares will begin trading on a post-split basis effective at the commencement of trading on November 13, 2002. As of September 30, 2002, the Company had 2,419,191 common shares outstanding. Upon completion of the stock split, this number will increase to approximately 4,838,000. The par value of the Company's common stock will remain unchanged at $0.01 per common share.

        The information contained in the Registrant's press release dated October 17, 2002 with respect to the 2-for-1 stock split is included in Exhibit 99.1 to this Form 8-K.

Item 7. Financial Statements and Exhibits.

  (c)
  Exhibits.

EXHIBIT NUMBER	DESCRIPTION
99.1	Press release of Registrant dated October 17, 2002.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC CREST CAPITAL, INC. (Registrant)

Date: October 24, 2002	By:	/s/ ROBERT J. DENNEN Robert J. Dennen Senior Vice President and Chief Financial Officer

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  Item 5. Other Events.
  Item 7. Financial Statements and Exhibits.
SIGNATURES